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                                                                    Exhibit 21.1

                           Subsidiaries of the Company

                                                                 JURISDICTION OF
SUBSIDIARY                                  DBA                  INCORPORATION
----------                                  ---                  ---------------
ACS of the Northland, Inc.             ACS, ACS Local Service    Alaska
ACS of Alaska, Inc.                    ACS, ACS Local Service    Alaska
ACS of Fairbanks, Inc.                 ACS, ACS Local Service    Alaska
ACS of Anchorage, Inc.                 ACS, ACS Local Service    Delaware
ACS Wireless, Inc.                     ACS Wireless              Alaska
ACS Long Distance, Inc.                ACS, ACS Long Distance    Alaska
ACS Television, Inc                                              Alaska
ACS Internet, Inc.                                               Delaware
ACS Messaging, Inc.                                              Alaska
ACS InfoSource, Inc.                                             Alaska
ACS of Alaska License Sub, Inc.                                  Alaska
ACS of the Northland License Sub, Inc.                           Alaska
ACS of Fairbanks License Sub, Inc.                               Alaska
ACS of Anchorage License Sub, Inc.                               Alaska
ACS Wireless License Sub, Inc.                                   Alaska
ACS Long Distance License Sub, Inc.                              Alaska
ACS Television License Sub, Inc.                                 Alaska